Exhibit 10.2

Release and Waiver

In consideration of the payments and other benefits set forth in Section 2 and Section 3 of the Separation and Release Agreement dated December 4, 2019 to which this form is attached (the “Separation Agreement”), Dawn M. Zier (“Executive”), hereby furnishes Tivity Health, Inc. (the “Company”), with the following release and waiver (“Release and Waiver”).

In exchange for the consideration provided to Executive by the Company, that Executive is not otherwise entitled to receive, Executive (individually and on behalf of herself, her executors, heirs, administrators, and assigns) hereby release and forever discharge the Company together with its directors, managers, officers, employees, members, shareholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, affiliates, and assigns (the “Released Parties”) from any and all claims, liabilities and obligations, both known and unknown, suspected or claimed against any of the Released Parties related to (a) Executive’s employment with the Company or the termination of that employment; (b) Executive’s compensation or benefits from the Company or any of the Released Parties, including, but not limited to, salary, bonuses, commissions, vacation pay, severance pay, or fringe benefits, except to the extent provided below; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing, to the extent related to Executive’s employment with the Company or the termination of that employment (d) all tort claims, including, but not limited to, claims for fraud, defamation, emotional distress, and discharge in violation of public policy, to the extent related to Executive’s employment with the Company or the termination of that employment; (e) all federal, state, and local statutory claims, including, but not limited to, claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act of 1990, the Family and Medical Leave Act, the Age Discrimination in Employment Act of 1967 (“ADEA”), and the Employee Retirement Income Security Act; each as may be amended from time to time, to the extent related to Executive’s employment with the Company or the termination of that employment and (f) any applicable local, state or federal equal employment opportunity or anti-discrimination law, statute, policy, order, ordinance or regulation, to the extent related to Executive’s employment with the Company or the termination of that employment.

Nothing in this Release and Waiver shall be construed to waive any right that is not subject to waiver by private agreement under federal, state or local employment or other laws, such as claims for workers’ compensation or unemployment benefits.  In addition, nothing in this Release and Waiver will be construed to affect any of the following claims, all rights in respect of which Executive reserves: (a) reimbursement of unreimbursed business expenses properly incurred prior to Executive’s termination date in accordance with the Company’s policy; (b) claims under the Separation Agreement; (c) claims under the Award Agreements (as such term is defined in the Separation Agreement) in respect of vested Restricted Stock Units or Performance Stock Units (each as defined in the applicable Award Agreement) detailed on Exhibit B to the Separation Agreement and claims in respect of such Restricted Stock Units or Performance Stock Units solely in Executive’s capacity as a holder of Restricted Stock Units or Performance Stock Units; (d) claims as an equityholder in the Company (including any rights Executive has arising under operative documents applicable to Executive in such capacity); (e) any vested benefits to which Executive is entitled under any employee benefit plans or programs of the Company in which Executive participates; (f) any claim for unemployment compensation or workers’ compensation administered by a state government to which Executive is presently or may become entitled; (g) any claim that the Company has breached this Release and Waiver; and (h) indemnification as an officer or director of the Company (including as a fiduciary of any employee benefit plan), or inclusion as a beneficiary of any insurance policy related to Executive’s service in such capacity.

Executive acknowledges and agrees that as of the date Executive executes this Release and Waiver, Executive has no knowledge of any facts or circumstances that give rise or could give rise to any claims under any of the laws listed in the preceding paragraphs, or that any such matters have been disclosed to Executive, in writing.

Executive represents and warrants that Executive has not previously filed, and to the maximum extent permitted by law, agrees that Executive will not file, a complaint, charge, or lawsuit against the Company regarding any of the claims released herein. If, notwithstanding this representation and warranty, Executive has filed or file such a complaint, charge, or lawsuit, Executive agrees that Executive shall cause such complaint, charge, or lawsuit to be dismissed with prejudice and shall pay any and all costs required in obtaining dismissal of such complaint, charge, or lawsuit, including without limitation the attorneys’ fees of the Company.  Executive acknowledges that in accordance with 29 C.F.R. § 1625.23(b), this covenant not to sue is not intended to preclude Executive from bringing a lawsuit to challenge the validity of the release language contained in this Release and Waiver.

Moreover, Executive agrees that this Release and Waiver will not prevent Executive from filing a charge of discrimination with the Equal Employment Opportunity Commission, or its equivalent state or local agencies, or otherwise participating in an administrative investigation.  However, to the fullest extent permitted by law, Executive agrees to relinquish and forgo all legal relief, equitable relief, statutory relief, reinstatement, back pay, front pay, and any other damages, benefits, remedies, and relief to which she may be entitled as a result of any claim, charge, or complaint against the Company, and Executive agrees to forgo and relinquish reinstatement, all back pay, front pay, and other damages, benefits, remedies, and relief that she could receive from claims, actions, or suits filed or charges instituted or pursued by any agency or commission based upon or arising out of the matters that are released and waived by this Release and Waiver.  The parties intend that this paragraph and the release of claims herein be construed as broadly as lawfully possible.

Executive acknowledges that, among other rights, Executive is waiving and releasing any rights Executive may have under the ADEA, that this Release and Waiver is knowing and voluntary, and that the consideration given for this Release and Waiver is in addition to anything of value to which Executive was already entitled as an executive of the Company. If Executive is 40 years of age or older upon execution of this Release and Waiver, Executive further acknowledges that she has been advised, as required by the Older Workers Benefit Protection Act, that: (a) the Release and Waiver granted herein does not relate to claims under the ADEA which may arise after this Release and Waiver is executed; (b) Executive should consult with an attorney prior to executing this Release and Waiver; (c) Executive has twenty-one (21) days in which to consider this Release and Waiver (although Executive may choose voluntarily to execute this Release and Waiver earlier); (d) Executive has seven (7) days following the execution of this Release and Waiver to revoke Executive’s consent to this Release and Waiver; and (e) this Release and Waiver shall not be effective until the eighth day after Executive executes this Release and Waiver and the revocation period has expired.

Executive acknowledges Executive’s continuing obligations under the certain Nondisclosure and Noncompete Agreement, dated as of March 8, 2019, by and between Executive and the Company, as may be amended from time to time (the “Nondisclosure and Noncompete Agreement”) and agrees that Executive’s right to the severance pay Executive is receiving in exchange for Executive’s agreement to the terms of this Release and Waiver is contingent upon Executive’s continued compliance with her obligations under the Nondisclosure and Noncompete Agreement.

This Release and Waiver constitutes the complete, final and exclusive embodiment of the entire agreement between the Company and Executive with regard to the subject matter hereof. Executive is not relying on any promise or representation by any member of the Company or any other person released hereunder that is not expressly stated herein. This Release and Waiver may only be modified by a writing signed by both Executive and a duly authorized officer of the Company (other than Executive).

Date:12-4-2019By:/s/ Dawn M. Zier

Dawn M. Zier

Date: 12-4-2019By:/s/ Mary S. Flipse

Company Representative